<Certified copy of resolution of the Board of Directors--

                                                                  Exhibit 24(B)
                            DUKE ENERGY CORPORATION
                                  CERTIFICATE

     The undersigned officer of DUKE ENERGY CORPORATION, a North Carolina corporation (the "Corporation"), does hereby certify that attached hereto is a true and complete copy of a resolution adopted at a meeting of the Board of Directors of the Corporation with respect to the Registration Statements, which resolution is presently in full force and effect.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal of the Corporation this 19th day of June, 1997.

                                                        /s/ Robert T. Lucas III
                                                        -----------------------
                                                        Robert T. Lucas III
                                                        Assistant Secretary

(Corporate Seal)


     FURTHER RESOLVED, that each officer and director who may be required to execute such registration statements or amendments thereto or amendments to existing registration statements (whether on behalf of the Corporation or as an officer or director thereof or by attesting the seal of the Corporation or otherwise) be and hereby is authorized to execute a power of attorney appointing Richard J. Osborne, Robert S. Lilien and W. Edward Poe, Jr., and each of them, as true and lawful attorneys and agents to execute in his or her name, place and stead (in any such capacity) such registration statements or amendments thereto or amendments to existing registration statements and all instruments necessary or advisable in connection therewith, to attest the seal of the Corporation thereon and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of such officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer or director might or could do in person;